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                                EXHIBIT INDEX





              Exhibit Number                        Description
              --------------                        -----------


                  99.1 Press Release issued on October 27, 1998 with respect to the Acquisition

                                   5
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              ENTERPRISE FEDERAL SAVINGS BANK ACQUIRES DEPOSITS OF
               THREE WESTERN OHIO FINANCIAL CORP. BRANCH OFFICES

     WEST CHESTER, Ohio(BUSINESS WIRE)-- October 27, 1998--Enterprise Federal Bancorp, Inc. (NASDAQ:EFBI) announced today that its banking subsidiary, Enterprise Federal Savings Bank had completed the acquisition of the deposits of three branch offices in Cincinnati from Cornerstone Bank, a subsidiary of Western Ohio Financial Corp.

     Effective October 26, 1998, Enterprise acquired the deposits associated with Cornerstone's branches located at 4860 Hunt Road, 1440 Main Street and 8370 Colerain Avenue. Combined the three branches had approximately $72.4 million in deposits. In addition, Enterprise Federal acquired the building and real estate associated with the branch office located at 8370 Colerain Avenue. The acquired branch office at 8370 Colerain Avenue opened for business on October 26, 1998 fully converted to a Enterprise Federal Savings Bank branch office and the other two branch offices were closed.


CONTACT:

Enterprise Federal Bancorp, Inc.

Thomas J. Noe (513) 755-4600
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